FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Avenue, 12th Floor
New York, NY 10019
212-506-3899

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

Significant Items and Highlights

•	GAAP net income allocable to common shares of $0.41 and $0.57 per share-diluted for the three and nine months ended September 30, 2017, respectively.

•
Resource Capital Corp. ("RSO") issued $143.8 million of 4.50% convertible senior notes due 2022 (the "4.50% Convertible Senior Notes") and extinguished $44.5 million of 6.00% convertible senior notes due 2018 (the "6.00% Convertible Senior Notes") and $78.8 million of 8.00% convertible senior notes due 2020 (the "8.00% Convertible Senior Notes") in conjunction with the new issuance.

•
Core Earnings, a non-GAAP measure, of $(0.36) and $(0.56) per share-diluted (see Schedule I). Core Earnings include a non-recurring charge of $0.27 per share-diluted, in connection with the convertible senior notes extinguishment.

•
RSO has monetized $324.9 million of the investments that were included in management's previously communicated strategic plan (the "Plan") (see Schedule III), of which $128.3 million and $280.3 million were liquidated during the three and nine months ended September 30, 2017, respectively.

•	Common stock cash dividends of $0.05 and $0.15 per share for the three and nine months ended September 30, 2017, respectively.

•	Book value of $14.91 per common share at September 30, 2017, as compared to $14.12 per common share at June 30, 2017.

New York, N.Y., November 1, 2017 - Resource Capital Corp. (NYSE: RSO) reported results for the three and nine months ended September 30, 2017.
Third Quarter 2017 Results

•
GAAP net income allocable to common shares was $12.6 million, or $0.41 per share-diluted, and $17.8 million, or $0.57 per-share diluted, for the three and nine months ended September 30, 2017, respectively, as compared to a GAAP net loss allocable to common shares of $51.6 million, or $(1.69) per share-diluted, and $43.4 million, or $(1.42) per share-diluted, for the three and nine months ended September 30, 2016, respectively.

•
Core Earnings were $(11.2) million, or $(0.36) per share-diluted, and $(17.4) million, or $(0.56) per share-diluted for the three and nine months ended September 30, 2017, respectively. Core Earnings for the three and nine months ended September 30, 2017 include a non-recurring charge of $8.5 million, or $(0.27) per share-diluted, related to the extinguishment of the 6.00% Convertible Senior Notes and 8.00% Convertible Senior Notes. A reconciliation of GAAP net income (loss) to Core Earnings is set forth in Schedule I of this release.

•	GAAP net income for the three and nine months ended September 30, 2017 includes the following activity:

◦
A realized gain of $41.1 million from the sale of LEAF Commercial Capital, Inc., recorded in equity in earnings of unconsolidated entities in the consolidated statements of operations, for both periods then ended.

◦	A loss of $10.4 million from the extinguishment of the 6.00% Convertible Senior Notes and the 8.00% Convertible Senior Notes, for both periods then ended.

◦
A net loss of $7.1 million and $13.4 million, respectively, incurred by Primary Capital Mortgage, LLC ("PCM"), attributable primarily to provisions on mortgage servicing rights ("MSR"), general and administrative expenses associated with the asset purchase agreement entered into on June 6, 2017 and the wind down of operations.

Additional Items

•	RSO declared and paid common stock cash dividends of $0.05 per share for the third quarter and an aggregate of $0.15 per share for the nine months ended September 30, 2017.
Commercial Real Estate

•	Substantially all of RSO's $1.3 billion commercial real estate ("CRE") loan portfolio comprised floating rate senior whole loans at September 30, 2017.

•	RSO's CRE whole loan portfolio had a weighted average spread of 4.87% and a weighted average one-month London Interbank Offered Rate ("LIBOR") floor of 0.45% at September 30, 2017.

•	During the three months ended September 30, 2017, RSO acquired seven commercial mortgage-backed securities ("CMBS") positions, with a total face value of $115.0 million.

•	In October 2017, RSO acquired the BB rated, B rated and non-rated bonds of a securitization sponsored by Wells Fargo, with a total face value of $47.7 million.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, nine and twelve months ended September 30, 2017 (in millions, except percentages):

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017	Twelve Months Ended September 30, 2017
New CRE whole loans funded	$134.7	$324.5	$371.6
New unfunded loan commitments	23.0	46.8	50.3
Total CRE whole loan fundings and commitments	157.7	371.3	421.9
Payoffs(1) (2)	(110.9)	(339.7)	(407.8)
Previous commitments funded	8.0	27.6	40.5
Principal paydowns	(18.6)	(34.1)	(35.1)
New unfunded loan commitments	(23.0)	(46.8)	(50.3)
CRE whole loans, net funded/(repaid)	$13.2	$(21.7)	$(30.8)

Weighted average one-month LIBOR floor on new originations	1.01%	0.83%	0.79%
Weighted average spread above one-month LIBOR	4.19%	4.51%	4.56%
Weighted average unlevered yield, including amortization of origination fees	5.53%	5.66%	5.67%

(1)	CRE loan payoffs and extensions resulted in $775,000, $2.1 million and $2.4 million of exit and extension fees during the three, nine and twelve months ended September 30, 2017, respectively.

(2)	Activity does not include legacy CRE loans classified as assets held for sale.
Commercial Finance

•
In September 2017, RSO sold five investment securities available-for-sale, including its investment in Harvest CLO XV, for total proceeds of $12.6 million. At September 30, 2017, proceeds of $959,000 from one sale received on October 2, 2017 were reported in other assets on the consolidated balance sheet.

Discontinued Operations

•
Pursuant to the Plan, the assets and liabilities of PCM and RSO's middle market lending segment, NEW NP, LLC, were reclassified to held for sale during the fourth quarter of 2016 and are reported as discontinued operations in the consolidated statements of operations.

•
During the third quarter of 2017, PCM transferred and sold a majority of its remaining pipeline loans pursuant to the asset purchase agreement and has entered into letters of intent to sell its remaining MSR portfolio.

•	In September 2017, RSO received payoff proceeds of $11.0 million, representing par, on two middle market syndicated loans.

•
At September 30, 2017, the remaining four middle market syndicated loans, with an aggregate carrying value of $27.4 million, were current with respect to contractual payments due, and the one remaining directly originated middle market loan, with a carrying value of $1.8 million, was in default.

•	The middle market portfolio generated net income of $976,000 and $2.7 million for the three and nine months ended September 30, 2017, respectively.
Liquidity
At October 31, 2017, RSO's liquidity consisted of two primary sources:

•	unrestricted cash and cash equivalents of $185.5 million; and

•
$192.6 million and $187.3 million available under two term financing facilities to finance originations of CRE loans and $85.6 million available under a term financing facility to finance investments in CMBS.

Common Stock Book Value and Total Stockholders' Equity
The following table reconciles RSO's common stock book value from December 31, 2016 to September 30, 2017 (in thousands, except per share data):

	Amount	Per Share
Common stock book value at December 31, 2016(1)	$434,211	$14.17
Net income allocable to common shares	17,808	0.57
Change in other comprehensive income:
Available-for-sale securities	(1,825)	(0.06)
Derivatives	228	0.01
Common stock dividends	(4,618)	(0.15)
Common stock dividends on unvested shares	(83)	—
Accretion (dilution) from additional shares issued during the period	2,606	(0.02)
Non-cash GAAP discount on the 4.50% Convertible Senior Notes issuance	14,231	0.46
Repurchase of conversion option on extinguished convertible notes	(194)	(0.01)
4.50% Convertible Senior Notes offering costs	(385)	(0.01)
Purchase of non-controlling interest	(1,410)	(0.05)
Total net increase	26,358	0.74
Common stock book value at September 30, 2017(1) (2)	$460,569	$14.91

(1)
Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 502,593 and 400,050 shares at September 30, 2017 and December 31, 2016, respectively. The denominators for the calculations are 30,881,351 and 30,649,970 at September 30, 2017 and December 31, 2016, respectively.

(2)	Book value allocable to common shares is calculated as total stockholders' equity of $730.7 million less preferred stock equity of $270.1 million at September 30, 2017.
Book value includes $14.9 million of total discount resulting from the value of the conversion option on RSO's convertible senior notes, of which $13.9 million relates to the issuance of the 4.50% Convertible Senior Notes in August 2017. The convertible senior notes' discounts will be amortized into interest expense over the remaining life of each note issuance. At September 30, 2017, book value excluding this item would be $445.6 million, which equates to $14.43 per share.
Total stockholders’ equity at September 30, 2017, which measures equity before accounting for non-controlling interests, was $730.7 million, of which $270.1 million was attributable to preferred stock. Total stockholders’ equity at December 31, 2016 was $704.3 million, of which $270.1 million was attributable to preferred stock.

Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio at September 30, 2017, classified by asset type (in thousands, except percentages):

	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
Loans Held for Investment:
CRE whole loans(1)	$1,268,341	$1,264,264	80.10%	6.08%

Loans Held for Sale:
Syndicated corporate loans(2)	38	38	—%	N/A(5)

Investment Securities Available-for-Sale:
CMBS	185,508	185,840	11.77%	3.83%
ABS	1,753	3,333	0.21%	5.00%
	187,261	189,173	11.98%
Investment Securities, Trading:
Structured notes	2,891	162	0.01%	N/A(5)

Other Investments:
Investments in unconsolidated entities	13,916	13,916	0.88%	N/A(5)
Direct financing leases(3)	902	167	0.01%	5.66%
	14,818	14,083	0.89%

Other Assets Held for Sale:
Residential mortgage loans	3,033	3,033	0.19%	4.05%
Middle market loans(4)	41,199	29,176	1.85%	9.09%
Legacy CRE loans	78,459	78,459	4.98%	4.72%
	122,691	110,668	7.02%

Total Investment Portfolio	$1,596,040	$1,578,388	100.00%

(1)	Net carrying amount includes an allowance for loan losses of $4.1 million at September 30, 2017.

(2)	The fair value option was elected for syndicated corporate loans held for sale.

(3)	Net carrying amount includes an allowance for lease losses of $735,000 at September 30, 2017.

(4)	Net carrying amount includes the lower of cost or market valuation adjustments of $12.0 million at September 30, 2017.

(5)	There are no stated rates associated with these investments.

Supplemental Information
The following schedules of reconciliations and supplemental information at September 30, 2017 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Core Earnings;

•	Schedule II - Summary of Securitization Performance Statistics;

•	Schedule III - Strategic Plan Update; and

•	Supplemental Information.
About Resource Capital Corp.
RSO is a publicly-traded real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other CRE-related debt investments. RSO has historically made other commercial finance investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc ("Resource America"). In September 2016, Resource America was acquired by C-III Capital Partners LLC, a leading CRE investment management and services company engaged in a broad range of activities.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at IR@resourcecapitalcorp.com.
Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends that have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, "Risk Factors," included in its Annual Report on Form 10-K for the year ended December 31, 2016 and the risks expressed in its other public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
Furthermore, certain non-GAAP financial measures are discussed in this release. RSO's presentation of this information is not intended to be considered in isolation of or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are set forth in Schedule I of this release and can be accessed through RSO's filings with the SEC at www.sec.gov.
The remainder of this release contains RSO's unaudited (2017) and audited (2016) consolidated balance sheets, unaudited consolidated statements of operations, a reconciliation of GAAP net income (loss) to Core Earnings, a summary of securitization performance statistics, an update on RSO's strategic plan and supplemental information regarding RSO's CRE loan portfolio and loans held for sale.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$282,984	$116,026
Restricted cash	14,539	3,399
Interest receivable	6,679	6,404
CRE loans, pledged as collateral and net of allowances of $4,077 and $3,829	1,264,264	1,286,278
Loans held for sale	38	1,007
Principal paydowns receivable	10,873	19,280
Investment securities, trading	162	4,492
Investment securities available-for-sale, including securities pledged as collateral of $165,953 and $97,458	189,173	124,968
Investments in unconsolidated entities	13,916	87,919
Derivatives, at fair value	235	647
Direct financing leases, net of allowances of $735 and $465	167	527
Intangible assets	—	213
Other assets	8,436	14,673
Deferred tax asset, net	—	4,255
Assets held for sale (amounts include $78,459 and $158,178 of Legacy CRE loans held for sale in continuing operations)	138,193	383,455
Total assets	$1,929,659	$2,053,543
LIABILITIES (2)
Accounts payable and other liabilities	$4,660	$4,480
Management fee payable - related party	3,062	1,318
Accrued interest expense	3,710	4,979
Borrowings	1,172,094	1,191,456
Distributions payable	5,576	5,560
Derivatives, at fair value	229	97
Liabilities held for sale	9,371	142,563
Total liabilities	1,199,002	1,350,453
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 5,544,579 and 5,544,579 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share; 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,383,890 and 31,050,020 shares issued and outstanding (including 502,539 and 400,050 unvested restricted shares)	31	31
Additional paid-in capital	1,233,200	1,218,352
Accumulated other comprehensive income	1,484	3,081
Distributions in excess of earnings	(504,070)	(517,177)
Total Resource Capital Corp. stockholders’ equity	730,657	704,299
Non-controlling interests	—	(1,209)
Total equity	730,657	703,090
TOTAL LIABILITIES AND EQUITY	$1,929,659	$2,053,543

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
(1) Assets of consolidated variable interest entities ("VIEs") included in total assets above:
Restricted cash	$12,859	$3,308
Interest receivable	3,126	3,153
CRE loans, pledged as collateral and net of allowances of $838 and $763	733,746	747,726
Loans held for sale	38	1,007
Principal paydowns receivable	—	5,820
Investment securities available-for-sale, including securities pledged as collateral	—	369
Other assets	9	58
Total assets of consolidated VIEs	$749,778	$761,441

(2) Liabilities of consolidated VIEs included in total liabilities above:
Accounts payable and other liabilities	$45	$133
Accrued interest expense	566	519
Borrowings	465,531	480,103
Total liabilities of consolidated VIEs	$466,142	$480,755

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
REVENUES
Interest income:
CRE loans	$21,953	$21,763	$65,327	$64,565
Securities	1,661	4,602	5,298	13,691
Other	369	742	2,464	4,275
Total interest income	23,983	27,107	73,089	82,531
Interest expense	13,853	13,653	42,454	40,401
Net interest income	10,130	13,454	30,635	42,130
Dividend income	21	(188)	60	(153)
Fee income	109	1,035	1,962	2,369
Total revenues	10,260	14,301	32,657	44,346
OPERATING EXPENSES
Management fees - related party	4,924	3,053	10,242	10,189
Equity compensation - related party	895	1,702	2,417	3,543
General and administrative	4,336	3,507	11,780	10,960
Depreciation and amortization	26	364	126	1,234
Impairment losses	—	25,297	177	25,297
(Recovery of) provision for loan and lease losses, net	(612)	7,562	518	7,639
Total operating expenses	9,569	41,485	25,260	58,862

	691	(27,184)	7,397	(14,516)
OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated entities	41,047	1,032	41,290	5,950
Net realized and unrealized (loss) gain on investment securities available-for-sale and loans and derivatives	(1,465)	(475)	15,619	2,012
Net realized and unrealized (loss) gain on investment securities, trading	(9)	(242)	(970)	86
Fair value adjustments on financial assets held for sale	—	—	58	—
Loss on extinguishment of debt	(10,365)	—	(10,365)	—
Other income (expense)	(690)	1,508	(604)	1,486
Total other income	28,518	1,823	45,028	9,534

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	29,209	(25,361)	52,425	(4,982)
Income tax expense	(4,464)	(8,939)	(5,938)	(9,558)
NET INCOME FROM CONTINUING OPERATIONS	24,745	(34,300)	46,487	(14,540)
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(6,087)	(11,321)	(10,832)	(12,532)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
NET INCOME	18,658	(45,621)	35,655	(27,072)
Net income allocated to preferred shares	(6,014)	(6,015)	(18,043)	(18,077)
Carrying value in excess of consideration paid for preferred shares	—	—	—	1,500
Net loss allocable to non-controlling interests, net of taxes	—	63	196	213
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$12,644	$(51,573)	$17,808	$(43,436)
NET INCOME (LOSS) PER COMMON SHARE - BASIC
CONTINUING OPERATIONS	$0.61	$(1.32)	$0.93	$(1.01)
DISCONTINUED OPERATIONS	$(0.20)	$(0.37)	$(0.35)	$(0.41)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - BASIC	$0.41	$(1.69)	$0.58	$(1.42)
NET INCOME (LOSS) PER COMMON SHARE - DILUTED
CONTINUING OPERATIONS	$0.61	$(1.32)	$0.92	$(1.01)
DISCONTINUED OPERATIONS	$(0.20)	$(0.37)	$(0.35)	$(0.41)
TOTAL NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$0.41	$(1.69)	$0.57	$(1.42)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	30,857,232	30,528,368	30,810,259	30,513,131
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	31,115,152	30,528,368	31,017,108	30,513,131

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO CORE EARNINGS
(unaudited)
Beginning with the three months and year ended December 31, 2016, RSO uses Core Earnings as a non-GAAP financial measure to evaluate its operating performance. RSO previously used Adjusted Funds from Operations as a non-GAAP measure of operating performance.
Core Earnings exclude the effects of certain transactions and GAAP adjustments that RSO believes are not indicative of its current CRE loan portfolio and other CRE related investments and operations. Core Earnings exclude income (loss) from all non-core assets, such as Commercial Finance, Middle Market Lending, Residential Mortgage Lending, legacy CRE loans and other non-CRE assets designated as assets held for sale at the initial measurement date.(1)
Core Earnings is defined as GAAP net income (loss) allocable to common shareholders, excluding (i) non-cash equity compensation expense, (ii) incentive fees payable to our external manager, (iii) unrealized gains and losses, (iv) non-cash provisions for loan losses, (v) non-cash impairments on securities, (vi) non-cash amortization of discounts or premiums associated with borrowings, (vii) net income or loss from a limited partnership interest owned at the initial measurement date, (viii) net income or loss from non-core assets,(2) (3) (ix) real estate depreciation and amortization and (x) foreign currency gains or losses. Core Earnings may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items.
Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or as a measure of liquidity under GAAP. RSO's methodology for calculating Core Earnings may differ from methodologies used by other companies to calculate similar supplemental performance measures, and, accordingly, its reported Core Earnings may not be comparable to similar performance measures used by other companies.

The following table provides a reconciliation from GAAP net income allocable to common shares to Core Earnings for the periods presented (in thousands, except per share data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss) allocable to common shares - GAAP	$12,644	$(51,573)	$17,808	$(43,436)
Adjustment for realized gain on CRE assets	—	(32)	—	(875)
Net income (loss) allocable to common shares - GAAP, adjusted	12,644	(51,605)	17,808	(44,311)

Reconciling items from continuing operations:
Non-cash equity compensation expense	895	1,702	2,417	3,543
Incentive management fees	2,154	—	2,154	—
Non-cash (recovery of) provision for CRE loan losses	(612)	7,997	379	7,997
Unrealized loss on core activities	1,500	—	1,500	—
Non-cash amortization of discounts or premiums associated with borrowings	2,450	414	3,278	1,246
Impairments on securities	—	732	—	732
Net loss (income) from limited partnership interest owned at the initial measurement date(1)	703	(132)	1,073	(585)
Income tax expense from non-core investments(2) (3)	4,464	8,939	5,938	8,939
Net realized gain on non-core assets(2) (3)	(39,230)	—	(41,015)	—
Net (income) loss from non-core assets(3)	(1,432)	979	(5,701)	(8,955)

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE loans held for sale	(947)	—	(3,252)	—
Realized loss (gain) on liquidation of CRE loan	73	—	(12,489)	—
Asset impairment on CRE securities	—	20,653	—	20,653
Net loss (income) from other non-CRE investments held for sale	13	—	(286)	—
Loss from discontinued operations, net of taxes	6,087	11,321	10,832	12,532
Core Earnings before realized gain on CRE assets	(11,238)	1,000	(17,364)	1,791

Adjustment for realized gain on CRE assets	—	32	—	875
Core Earnings allocable to common shares(4)	$(11,238)	$1,032	$(17,364)	$2,666
Weighted average common shares – diluted	31,115	30,528	31,017	30,539

Core Earnings per common share – diluted(4)	$(0.36)	$0.03	$(0.56)	$0.09

(1)	Initial measurement date is December 31, 2016.

(2)	Income tax expense from non-core investments and net realized gain on non-core assets are components of net (income) loss from non-core assets.

(3)
Non-core assets are investments and securities owned by RSO at the initial measurement date in (i) Commercial Finance, (ii) Middle Market Lending, (iii) Residential Mortgage Lending, (iv) legacy CRE loans designated as held for sale and (v) other non-CRE assets included in assets held for sale.

(4)
Core Earnings for the three and nine months ended September 30, 2017 include a non-recurring charge of $8.5 million, or $(0.27) per share-diluted, related to the extinguishment of the 6.00% Convertible Senior Notes and 8.00% Convertible Senior Notes.

RSO has five operating segments: Commercial Real Estate Debt Investments; Commercial Finance; Middle Market Lending; Residential Mortgage Lending; and Corporate & Other. The Commercial Real Estate Debt Investments operating segment includes our activities and operations related to commercial real estate loans and commercial real estate-related securities. The Commercial Finance operating segment includes the activities and operations related to syndicated corporate loans, syndicated corporate loan-related securities and direct financing leases. The Middle Market Lending operating segment includes the activities and operations related to the origination and purchase of middle market corporate loans. The Residential Mortgage Lending operating segment includes the activities and operations related to originating and servicing residential mortgage loans and investments in residential mortgage-backed securities. The Corporate & Other segment includes corporate level interest income, interest expense, inter-segment eliminations not allocable to any particular operating segment and general and administrative expense.

As part of the plan to exit non-CRE businesses, the entire Middle Market Lending and substantially all of the Residential Mortgage Lending segments are reported as discontinued operations. The following table presents a reconciliation of GAAP net income (loss) to Core Earnings for the three months ended September 30, 2017 presented by operating segment (in thousands, except per share data):

	Commercial Real Estate Debt Investments	Corporate & Other	Core Subtotal	Commercial Finance	Middle Market Lending	Residential Mortgage Lending	Total
Net income (loss) allocable to common shares - GAAP	$13,817	$(30,835)	$(17,018)	$36,285	$976	$(7,599)	$12,644

Reconciling items from continuing operations:
Non-cash equity compensation expense	—	895	895	—	—	—	895
Incentive management fees	—	2,154	2,154	—	—	—	2,154
Non-cash recovery of CRE loan losses	(612)	—	(612)	—	—	—	(612)
Unrealized loss on core activities	—	1,500	1,500	—	—	—	1,500
Non-cash amortization of discounts or premiums associated with borrowings	—	2,450	2,450	—	—	—	2,450
Net loss from limited partnership interest owned at the initial measurement date(1)	703	—	703	—	—	—	703
Income tax expense from non-core investments(2) (3)	—	—	—	4,464	—	—	4,464
Net realized gain on non-core assets(2) (3)	—	—	—	(39,388)	—	158	(39,230)
Net income from non-core assets(3)	—	—	—	(1,361)	—	(71)	(1,432)

Reclassification of allocated expenses to non-CRE activities	—	(449)	(449)	—	—	449	—

Reconciling items from discontinued operations and CRE assets:
Net interest income on legacy CRE loans held for sale	(947)	—	(947)	—	—	—	(947)
Realized loss on liquidation of CRE loan	73	—	73	—	—	—	73
Net loss from other non-CRE investments held for sale	—	13	13	—	—	—	13
(Income) loss from discontinued operations, net of taxes	—	—	—	—	(976)	7,063	6,087
Core Earnings allocable to common shares(4)	$13,034	$(24,272)	$(11,238)	$—	$—	$—	$(11,238)
Weighted average common shares – diluted	31,115	31,115	31,115	31,115	31,115	31,115	31,115

Core Earnings per common share – diluted(4)	$0.42	$(0.78)	$(0.36)	$—	$—	$—	$(0.36)

(1)	Initial measurement date is December 31, 2016.

(2)	Income tax expense from non-core investments and net realized gain on non-core assets are components of net income from non-core assets.

(3)
Non-core assets are investments and securities owned by RSO at the initial measurement date in (i) Commercial Finance, (ii) Middle Market Lending, (iii) Residential Mortgage Lending, (iv) legacy CRE loans designated as held for sale and (v) other non-CRE assets included in assets held for sale.

(4)
Core Earnings for the three and nine months ended September 30, 2017 include a non-recurring charge of $8.5 million, or $(0.27) per share-diluted, related to the extinguishment of the 6.00% Convertible Senior Notes and 8.00% Convertible Senior Notes.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(unaudited)

Securitizations - Distributions and Coverage Test Summaries
The following table sets forth the distributions made by and coverage test summaries for RSO's securitizations for the periods presented (in thousands):

Name	Cash Distributions		Overcollateralization Cushion(1)
	Nine Months Ended September 30,	Year Ended December 31,	At September 30,	At the Initial Measurement Date
	2017	2016	2017
RCC 2014-CRE2(2)	$33,050	$12,961	N/A	$20,663
RCC 2015-CRE3(3)	$6,641	$10,907	$44,005	$20,313
RCC 2015-CRE4(4)	$6,624	$11,784	$56,772	$9,397
RCC 2017-CRE5(5)	$2,323	$—	$20,727	$20,727
Apidos Cinco CDO(6)	$2,056	$22,627	N/A	$17,774
RREF CDO 2006-1(7)	$—	$1,394	N/A	$24,941
RREF CDO 2007-1(8)	$—	$1,890	N/A	$26,032
RCC CRE Notes 2013(9)	$—	$37,759	N/A	N/A
Moselle CLO S.A.(10)	$—	$183	N/A	N/A

(1)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(2)
Resource Capital Corp. 2014-CRE2 was liquidated in August 2017, and, as a result, all $93.0 million of the remaining assets were returned to RSO in exchange for RSO's preference share and equity notes in the securitization. RSO also received $25.6 million in principal on its preference share and equity notes.

(3)
Resource Capital Corp. 2015-CRE3 has no reinvestment period; however, until February 2017 principal repayments could be utilized to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(4)
Resource Capital Corp. 2015-CRE4 has no reinvestment period; however, until September 2017 principal repayments could be utilized to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(5)
Resource Capital Corp. 2017-CRE5 has no reinvestment period; however, until July 2020 principal repayments may be utilized to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(6)	Apidos Cinco was substantially liquidated on November 14, 2016. As a result of the liquidation, RSO received $20.4 million of cash and consolidated the remaining assets.

(7)
Resource Real Estate Funding CDO 2006-1 was liquidated on April 25, 2016, and, as a result, all $65.7 million of the remaining assets, at fair value at the date of liquidation, were returned to RSO in exchange for RSO's preference share and equity notes in the securitization.

(8)
Resource Real Estate Funding CDO 2007-1 ("RREF CDO 2007-1") was liquidated on November 25, 2016, and, as a result, all $130.9 million of the remaining assets, at fair value at the date of liquidation, were returned to RSO in exchange for RSO's preference share and equity notes in the securitization.

(9)
Resource Capital Corp. CRE Notes 2013 was liquidated in December 2016, and, as a result, all $13.5 million of the remaining assets were returned to RSO in exchange for RSO's preference share and equity notes in the securitization. RSO also received $33.4 million in principal on its preference share and equity notes.

(10)
Moselle CLO S.A. was acquired on February 24, 2014, and the reinvestment period for this securitization expired prior to the acquisition. In the fourth quarter of 2014, Moselle CLO S.A. began liquidating and by January 2015 all of the assets were sold.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
STRATEGIC PLAN UPDATE
(unaudited)

In November 2016, RSO's board of directors approved the Plan, pursuant to which RSO is focused on making CRE debt investments going forward. The Plan includes disposing of certain non-core businesses and investments and underperforming legacy CRE loans ("Identified Assets"), as well as maintaining a dividend policy based on sustainable earnings. As part of the Plan, certain Identified Assets were reclassified as discontinued operations ("Discops") and/or assets held for sale ("AHFS") during the fourth quarter of 2016. The following table delineates these disposable investments by business segment and details the current net book value of the businesses and investments included in the Plan (in millions):

	Identified Assets at Plan Inception	Impairments/ Adjustments on Non-Monetized Assets(1) (2)	Impairments/ Adjustments on Monetized Assets(1)	Monetized through September 30, 2017	Net Book Value at September 30, 2017
Discops and AHFS
Legacy CRE Loans(3)	$194.7	$(12.2)	$(11.7)	$(92.3)	$78.5
Middle Market Loans	73.8	(18.5)	0.3	(26.4)	29.2
Residential Mortgage Lending Segment(4)	56.6	(8.4)	1.4	(30.6)	19.0
Other AHFS	5.9	1.8	1.4	(2.5)	6.6
Subtotal - Discops and AHFS	$331.0	$(37.3)	$(8.6)	$(151.8)	$133.3
Investments in Unconsolidated Entities	86.6	0.6	39.3	(114.2)	12.3
Commercial Finance Assets(5)	62.5	1.3	(1.4)	(58.9)	3.5
Total	$480.1	$(35.4)	$29.3	$(324.9)	$149.1

(1)	Reflects adjustments as a result of the designation as AHFS or Discops, which occurred during the third and fourth quarters of 2016 except as noted in (2) below.

(2)	The impairment adjustment to middle market loans includes $5.4 million of fair value adjustments that occurred prior to the inception of the Plan.

(3)
Legacy CRE Loans includes $118.2 million par value of loans at the inception of the Plan that were not reflected on the consolidated balance sheets until RSO's investment in RREF CDO 2007-1 was liquidated on November 25, 2016.

(4)	Includes $4.5 million of cash and cash equivalents not classified as AHFS in the Residential Mortgage Lending segment at September 30, 2017.

(5)	Commercial Finance Assets decreased by $2.3 million related to the reclassification of certain assets to other assets on the consolidated balance sheets.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's allowances for loan losses and its loans held for sale portfolio at the dates indicated (based on amortized cost):

	September 30, 2017	December 31, 2016
Allowance for loan losses:	(unaudited)
Specific allowance:
CRE loans	$2,500	$2,500
Total specific allowance	2,500	2,500

General allowance:
CRE loans	1,577	1,329
Total general allowance	1,577	1,329
Total allowance for loans	$4,077	$3,829
Allowance as a percentage of total loans	0.3%	0.3%

Loans held for sale:
Syndicated corporate loans(1)	$38	$1,007
Total loans held for sale	$38	$1,007

(1)	The fair value option was elected for syndicated corporate loans held for sale.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents CRE loan portfolio statistics at September 30, 2017, excluding legacy CRE loans classified as assets held for sale (based on carrying value):

Loan type:
Whole loans	100.0%
Total	100.0%

Collateral type:
Multifamily	41.6%
Office	21.1%
Retail	19.6%
Hotel	17.1%
Industrial	0.6%
Total	100.0%

Collateral by NCREIF U.S. region:
Southwest(1)	25.1%
Pacific(2)	24.2%
Southeast(3)	16.9%
Mountain(4)	15.6%
Mid Atlantic	7.5%
Northeast	5.7%
East North Central	4.3%
West North Central	0.7%
Total	100.0%

(1)	Whole loans in Texas represent 25.1% of the total loan pool.

(2)	Whole loans in Southern and Northern California represent 13.3% and 8.3%, respectively, of the total loan pool.

(3)	Whole loans in Florida and Georgia represent 11.7% and 5.2%, respectively, of the total loan pool.

(4)	Whole loans in Arizona and Nevada represent 6.6% and 5.2%, respectively, of the total loan pool.